                                                                    EXHIBIT 10.1

                        CITADEL INVESTMENT GROUP, INC.
                    225 West Washington Street, Ninth Floor
                            Chicago, Illinois 60606

                              September 24, 1996

Mr. Marc W. Eller
SI Diamond Technology, Inc.
12100 Technology Blvd.
Austin, Texas 78727

      Re: Holdback and Other Agreements Relating to Series E Preferred Stock

      Reference is made to the Statement of Designations, Preferences and Rights of Series E Preferred Stock of SI Diamond Technology, Inc. filed with the Office of the Secretary of State of Texas on January 4, 1996 (the "Designation"). Capitalized terms used but not defined herein have the respective meanings set forth in the Designation.

      In order to accommodate the Corporation's attempt to acquire additional financing and subject to your acceptance of this letter (as indicated by your execution and delivery of a signed counterpart hereof to each of the undersigned), the undersigned holders of the Series E Preferred Stock agree to take the following actions on the following terms subject to the conditions set forth herein.

      1. Conversion. During the period beginning on or after September 16, 1996, and ending on or prior to the date of your acceptance of this letter, the Holders of Series E Preferred Stock shall convert shares of Series E Preferred Stock (the "Mandatory Conversion Amount") into an aggregate of approximately 300,000 shares of Common Stock at the Conversion Rate in effect on September 16, 1996. Unless otherwise agreed to by the Holders of Series E Preferred Stock, the conversions contemplated by this paragraph 1 shall be made by the Holders pro rata based on the number of shares of Series E Preferred Stock originally issued to each such Holder.

      2. Holdback. Each Holder of Series E Preferred Stock agrees not to convert any shares of Series E Preferred Stock into Common Stock pursuant to Section 5 of the Designation during the period from the date of acceptance of this letter to and including October 31, 1996 (the "Financing Period"). In addition, if and only if (a) the Corporation has raised $1,000,000.00 in net proceeds from its issuance of debt and/or equity during the Financing Period, (b) such proceeds are available to the Corporation for general working capital purposes prior to the expiration of the Financing Period and (c) the Corporation has delivered to each of the Holders of Series E Preferred Stock a certificate of the chief financial officer of the Corporation certifying the receipt and availability of such proceeds prior to the expiration of the Financing Period, each Holder of Series E Preferred Stock agrees (x) not to convert any shares of Series E Preferred Stock into Common Stock during the period from and including November 1, 1996 to and including January 14, 1997, and (y) not to convert shares of Series E Preferred Stock in excess of the Agreed Convertible Amount into Common Stock during the period from and including January 15, 1997 to and including February 28, 1997. For purposes of this paragraph 2, the "Agreed Convertible Amount" shall mean, with respect to any Holder of Series E Preferred Stock, an amount of shares of the Series E Preferred Stock equal to one-third of the shares of Series E Preferred Stock held of record by such Holder as of the start of the trading day on September 16, 1996, less the number of shares of Series E Preferred Stock converted into Common Stock by such Holder during the period from and including September 16, 1996 to and including the date of the acceptance of this letter pursuant to paragraph 1.

Mr. Marc W. Eller
September 24, 1996
Page 2

       3. Consideration for Holdback. In consideration for the agreements of each of the Holders of Series E Preferred Stock set forth in paragraph 2 above, the Corporation agrees that the Fixed Conversion Price shall be reduced from $6.575 to $3.00. The Corporation hereby agrees to take all necessary and desirable action, including without limitation the preparation of definitive documentation evidencing such agreement and/or the amendment of the Designation, to give legal and binding effect to the agreement referred to in the preceding sentence on or prior to September 27, 1996, or, in the event that this letter is not executed by the number of Holders of Series E Preferred Stock required under law to effect an amendment to the Designation, as soon thereafter as practicable. Each of the Holders of Series E Preferred Stock hereby agrees that this letter constitutes such Holder's written consent to amend the Designation as provided in the first sentence of this paragraph 3 as required by Section 9 of the Designation.

       4. Condition to Holdback. The obligation of each Holder of the Series E Preferred Stock set forth in paragraph 2 above shall cease and be of no further force or effect at any time after (a) the average Closing Bid Price of the Corporation's Common Stock for five consecutive trading days exceeds $3.00 or (b) Marc W. Eller ceases to be employed by the Corporation in substantially the same capacity as he occupies as of the date hereof.


   If you are in agreement with the foregoing terms and conditions, please execute a counterpart to this letter in the space below and return a copy by facsimile with hard copy to follow by overnight courier to each of the undersigned Holders of Series E Preferred Stock at the address set forth on the books and records of the Corporation prior to 5:00 p.m. EDT, September 25, 1996.


                                Sincerely,


OLYMPUS SECURITIES, LTD.                     NELSON PARTNERS


----------------------------                 -----------------------------
Name:                                        Name:
Title:                                       Title:

LEONARDO, L.P.                               GRACECHURCH & CO.


----------------------------                 -----------------------------
Name:                                        Name:
Title:                                       Title:


RAPHAEL L.P.                                 AG SUPERFUND INT'L


----------------------------                 -----------------------------
Name:                                        Name:
Title:                                       Title:


WEST MERCHANT BANK NOMINEES LTD              GAM L.P.


----------------------------                 -----------------------------
Name:                                        Name:
Title:                                       Title:

Mr. Marc W. Eller
September 24, 1996
Page 3


    The undersigned Holders of Series E Preferred Stock are executing this letter solely for the purpose of consenting to the amendment of the Designation as provided in the first sentence of paragraph 3 as required by Section 9 of the Designation.


LA ROCQUE TRADING GROUP LLC                  KA TRADING L.P.


----------------------------                 -----------------------------
Name:                                        Name:
Title:                                       Title:



Accepted and agreed
as of September 25, 1996:



SI DIAMOND TECHNOLOGY, INC.


----------------------------
       Marc W. Eller